SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 19, 1998


                               CVB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



          California                                   95-3629339
(State or other jurisdiction of                     (I.R.S. employer
 incorporation or organization)                  identification number)


                        Commission file number: 001-10394


                        701 North Haven Drive, Suite 350
                            Ontario, California 91764
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (909) 980-4030


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2.  Acquisition or Disposition of Assets

         Not Applicable

Item 3   Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5.  Other Events

     On August 19, 1998, CVB Financial Corp. (the "Company") issued a press release, filed as Exhibit 99.1 hereto and incorporated herein by reference, reporting that the Company's wholly owned subsidiary, Citizens Business Bank (the "Bank"), has appealed the jury verdict in MRI Grand Terrace, Inc. v. Chino Valley Bank. The lawsuit relates to the sale of real estate owned by the Bank. A jury awarded the plaintiff approximately $4.9 million in a civil action in the Superior Court of San Bernardino County, California. This includes approximately $2.1 million in compensatory damages, $1.6 million in punitive damages and $1.2 million in prejudgment interest.


Item 6.  Resignations of Registrant's Directors

         Not Applicable

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable
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
         (c)      Exhibits

                  99.1             Press Release of August 19, 1998

Item 8.  Change in Fiscal Year

         Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S

         Not Applicable
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CVB FINANCIAL CORP.
                                            (Registrant)
Date:  August 19, 1998                      By /s/ D. Linn Wiley
                                            ---------------------
                                            D. Linn Wiley
                                            President and
                                            Chief Executive Officer

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


                                  Exhibit Index



99.1              Press Release of August 19, 1998.


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

                                  EXHIBIT 99.1

                        PRESS RELEASE OF AUGUST 19, 1998



Press Release

For Immediate Release                Contact:          D. Linn Wiley
                                                       President
                                                       Chief Executive Officer
                                                      (909)980-4030


                    CVB Financial Corp. Appeals Jury Verdict

     Ontario, California, August 19, 1998. CVB Financial Corp. (AMEX/CVB) today announced that its wholly owned subsidiary, Citizens Business Bank, has appealed the jury verdict in MRI Grand Terrace, Inc. vs. Chino Valley Bank. The appeal will be heard in the Fourth District Court of Appeal Division 2 in San Bernardino County, California. It is expected that the appeal process will take up to two years.

     The lawsuit relates to the sale of real estate owned by the Bank. A jury awarded approximately $4.9 million in a civil action in the Superior Court of San Bernardino County, California. The judgment includes approximately $2.1 million in compensatory damages, $1.6 million in punitive damages and $1.2 million in prejudgment interest. A motion to vacate the jury verdict and a motion for a new trial were denied on August 14, 1998.

     Linn Wiley, President and Chief Executive Officer of CVB Financial Corp., said "We are at a loss to understand the rationale for this decision. We believe our position is clearly supported by the facts, and the verdict is inconsistent with other findings made by the jury in the trial. Therefore, we expect to be fully exonerated through the appellate process." A final judgment for $4.9 million would reduce net earnings of the Company by approximately $3.0 million.

     CVB Financial Corp. reported net earnings of $17.4 million for the year ending December 31, 1997. Net earnings for the first six months ending June 30, 1998 were $9.8 million. Total assets were $1.4 billion, and stockholder's equity was $108.3 million.
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     Citizens Business Bank operates 23 offices in 19 cities throughout the
Inland Empire, San Gabriel Valley and North Orange County. It is the largest bank headquartered in the Inland Empire region of Southern California. CVB Financial Corp. common stock is listed on the American Stock Exchange under the ticker symbol of CVB.

     Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to when a decision on the appeal is expected to be heard and the company's expectation as to the outcome of the appeal. These forward looking statements are subject to certain risks and uncertainties that could cause the time period in which the appeal will actually be decided and the actual outcome of the appeal to differ materially from that expressed by the forward looking statements.

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